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                                                                     EXHIBIT 4.5


                           Teekay Shipping Corporation

                                 5,000,000 Units

                        [ ]% Premium Equity Participating
                          Security Units - PEPSSM Units

                             Underwriting Agreement

                               February [__], 2003

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

         Teekay Shipping Corporation, a Republic of The Marshall Islands corporation, (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), subject to the terms and conditions stated herein, an aggregate of 5,000,000 [ ]% Premium Equity Participating Security Units - PEPSSM Units (the "Firm Securities") of the Company, the terms of which are set forth in Schedule II hereto. Each PEPS Unit will consist of (a) a stock purchase contract (a "Purchase Contract") under which the holder of the Securities (as defined below) will purchase from the Company on February 16, 2006, for an amount in cash equal to the stated amount per Security of $25.00 (the "Stated Amount"), a number of shares (each, a "Common Share" and, collectively with all other Common Shares that may be issued and sold by the Company upon settlement of the Purchase Contracts, the "Common Shares") of the Company's common shares, par value $0.001 per share (the
"Common Stock"), as set forth in such Purchase Contract, and (b) $25.00 principal amount of the Company's [ ]% Notes due May 18, 2006 (a "Note" and collectively with each other Note, including each Note that is part of the Option Securities as defined below, the "Notes") with a principal amount of $1,000. Additionally, the Company proposes to issue and sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Securities, at the option of the Underwriters, up to an additional 750,000 [ ]% Premium Equity Participating Security Units - PEPSSM Units (the "Option Securities"). The Firm Securities and any Option Securities are herein referred to as the "Securities."

         In accordance with the terms of a Purchase Contract Agreement (the "Purchase Contract Agreement"), to be dated as of the Closing Date (as defined below) and entered into between the Company and The Bank of New York, as Purchase Contract Agent (the "Purchase Contract Agent"), the holders of the Securities will pledge the Notes to The Bank of New York, as Collateral Agent (the "Collateral Agent"), pursuant to a Pledge Agreement (the "Pledge Agreement") to be dated as of the Closing Date and entered into among the Company, the



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Collateral Agent, the Purchase Contract Agent and The Bank of New York, as
Securities Intermediary, to secure the holders' obligations to purchase Common Shares under the Purchase Contracts. The Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement are herein collectively referred to as the "PEPS Agreements."

         The Company will also enter into a Remarketing Agreement (the "Remarketing Agreement"), to be dated as of the Closing Date, with Morgan Stanley & Co. Incorporated, as Remarketing Agent, which will provide for the remarketing of the Notes prior to the Settlement Date (as defined in the Purchase Contract).

         The Company has filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "Securities Act"), a registration statement on Form F-3 (registration no. 333-102594), including a related prospectus, relating to the registration of certain securities of the Company, including the Premium Equity Participating Security Units - PEPSSM Units, the Purchase Contracts, the Notes and the Common Shares (the "Shelf Securities"), to be sold from time to time by the Company. The registration statement, as amended at the time it became effective, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act is hereinafter referred to as the "Registration Statement," and the prospectus included therein relating to the Shelf Securities at the time the Registration Statement became effective, is hereinafter referred to as the "Base Prospectus." The Base Prospectus, as supplemented by the prospectus supplement dated February [__], 2003 (the "Prospectus Supplement"), relating to the Securities, in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference to the term Registration Statement, the Base Prospectus, any preliminary form of prospectus previously filed with the Commission pursuant to Rule 424 of the Securities Act or the Prospectus shall include the documents incorporated therein by reference. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

     (a) The Company and the transactions contemplated by this Agreement meet the requirements for using Form F-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, contemplated by the Commission.

     (b) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not


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misleading, the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Prospectus does not, as of its date, contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission.

     (c) The Company has been duly organized in the Republic of Liberia and is validly existing as a corporation in good standing under the laws of the Republic of The Marshall Islands, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Registration Statement and the Prospectus and has been duly qualified to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, shareholders' equity or result of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

     (d) Each subsidiary of the Company has been duly organized or incorporated, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; and all of the issued shares of capital stock or membership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except as set forth in Schedule III attached hereto. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or membership interests of any subsidiary of the Company.

     (e) Schedule IV(a) hereto is a complete and accurate list of the Company's operating subsidiaries incorporated under the laws of the Republic of Liberia and Schedule IV(b) is a complete and accurate list of the Company's subsidiaries organized or incorporated under the laws of the Republic of Liberia that have no operations or assets; Schedule V(a) hereto is a complete and accurate list of the Company's operating subsidiaries organized or incorporated under the laws of The Bahamas; Schedule V(b) hereto is a complete and accurate list of the


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Company's subsidiaries organized or incorporated under the laws of The Bahamas that have no operations or assets; Schedule VI(a) hereto is a complete and accurate list of the Company's operating subsidiaries organized or incorporated under the laws of the Republic of The Marshall Islands; Schedule VI(b) hereto is a complete and accurate list of the Company's subsidiaries organized or incorporated under the laws of the Republic of The Marshall Islands that have no operations or assets; Schedule VII(a) hereto is a complete and accurate list of the Company's operating subsidiaries organized or incorporated under the laws of Norway; Schedule VII(b) hereto is a complete and accurate list of the Company's subsidiaries organized or incorporated under the laws of Norway that have no operations or assets; Schedule VIII(a) hereto is a complete and accurate list of the Company's operating subsidiaries organized or incorporated under the laws of Bermuda and Schedule VIII(b) hereto is a complete and accurate list of the Company's subsidiaries organized or incorporated under the laws of Bermuda that have no operations or assets.

     (f) The authorized capital stock of the Company conforms as to legal matters to the descriptions thereof contained in the Prospectus.

     (g) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, conform as to legal matters to the descriptions thereof contained in the Prospectus and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any shareholder of the Company.

     (h) This Agreement has been duly authorized and, when executed and delivered by the Company, this Agreement will constitute a valid and legally binding instrument.

     (i) The Securities have been duly authorized, and, when authenticated and executed in accordance with the provisions of the Purchase Contract Agreement and the first supplemental indenture (the "First Supplemental Indenture") to be dated as of February [__], 2003 to the indenture dated as of February [ ], 2003 (the "Base Indenture," and as supplemented by the First Supplemental Indenture, the "Indenture") between the Company and The Bank of New York as Trustee (the "Trustee") and delivered to and paid for by the Underwriters pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and the Securities will be entitled to the benefits of the Purchase Contract Agreement in the case of the Purchase Contracts and the Indenture in the case of the Notes and will constitute valid and legally binding agreements of the Company enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), the Bankruptcy Code (11 U.S.C. ss.ss. 101-1330, as amended) should not substantively limit the provisions of Sections
3.15 and 5.06(a) of the Purchase Contract Agreement or Section 5.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes or (2) the Treasury Securities (as defined in the Purchase Contract Agreement), as applicable, and the transfer of such Notes and Treasury Securities to the Purchase Contract Agent, for the benefit of the Holders of the Securities; provided further, that the Company makes no representation as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief

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that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company.

     (j) The Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act, and, when the Base Indenture and the First Supplemental Indenture are executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether considered in a proceeding at law or in equity) and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus and will be in substantially the form previously delivered to you.

     (k) The Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and the Securities have been registered under the Exchange Act.

     (l) The Notes included in the Securities have been duly authorized, and, when authenticated and executed in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and legally binding agreements of the Company enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and will conform in all material respects to the description thereof contained in the Prospectus and will be in substantially the form previously delivered to you.

     (m) The Common Shares issuable pursuant to the Purchase Contracts included in the Securities have been duly authorized and reserved for issuance. Such Common Shares, when issued and delivered in accordance with the provisions of the PEPS Agreements, will be validly issued, fully paid and non-assessable; and the issuance of such Common Shares will not be subject to any preemptive rights other than those that have been waived.

     (n) Each of the PEPS Agreements and the Remarketing Agreement has been duly authorized and, when validly executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, (regardless of whether considered in a proceeding at law or in equity); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), the Bankruptcy Code (11 U.S.C. ss.ss. 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.06(a) of the Purchase Contract Agreement or Section 5.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes or (2) the Treasury Securities (as defined in the Purchase Contract Agreement), as applicable, and the transfer of such Notes and Treasury Securities to the Purchase Contract Agent, for the benefit of the Holders of the Securities; provided further, the Company makes no representation as to whether a court exercising bankruptcy jurisdiction might issue a temporary



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restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company; and each of the PEPS Agreements and the Remarketing Agreement will conform in all material respects to the descriptions thereof in the Prospectus.

     (o) None of the Company nor any of the subsidiaries is in violation of its articles of incorporation or by-laws, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Company or the subsidiaries is a party or by which any of them is bound.

     (p) Neither the execution and delivery by the Company of, or the performance by it of its obligations under, this Agreement, the PEPS Agreements, the Remarketing Agreement, the Securities, the Notes and the Indenture, nor the consummation of the transactions contemplated hereby will (A) conflict with or result in a breach or violation of any provision of (i) the articles of incorporation and by-laws of the Company, (ii) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Company or any of the subsidiaries is a party or by which any of them is or may be bound or to which any of their respective properties or assets is or may be subject, or (iii) any statute or any judgment, order, decree, rule or regulation (collectively, any "Order") of any court, central bank, stock exchange or governmental agency or body (collectively, a "Regulatory Authority") having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, with respect to the foregoing clause (ii), to the extent such conflict or contravention would not have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, charge or encumbrance upon or with respect to any property or assets of any of the Company or the subsidiaries.

     (q) No consent, approval, authorization or order of, qualification with, or registration or filing with any Regulatory Authority is required for the issue and sale of the Securities or the performance by the Company of its obligations under this Agreement, the PEPS Agreements, the Remarketing Agreement, the Securities, the Notes or the Indenture, except such as may be required (1) for registrations and filings under the Securities Act or the Exchange Act, (2) the qualification of the Indenture under the Trust Indenture Act, and (3) under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

     (r) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all properties and assets owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or are created pursuant to credit agreements and related security agreements disclosed or referred to in the Prospectus or Schedule III attached hereto or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

     (s) The consolidated financial statements of the Company (together with related schedules and notes) incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and present fairly the

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consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of its operations and changes in financial position of the Company and its subsidiaries for the periods specified; except with respect to Ugland Nordic Shipping ASA, a Norwegian corporation ("UNS"), such financial statements and related schedules and notes have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved. The selected financial data included in the Prospectus present fairly the information shown therein. Such selected financial data as at and for the fiscal years ended December 31, 2001, 2000, 1999, March 31, 1999 and 1998 have been derived from the audited consolidated financial statements of the Company, and such summary financial data as at and for the nine month periods ended September 30, 2002 and 2001 have been derived from the unaudited consolidated financial statements of the Company.

     (t) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements incorporated by reference in the Registration Statement and Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus; and, since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material change in the capital stock or long-term debt (other than an immaterial change due to repayment or borrowing under existing credit agreements) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

     (u) Other than as set forth in the Registration Statement and Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of their respective properties is subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by Regulatory Authorities or threatened by others.

     (v) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, franchises, licenses, certificates (including certificates of authority), concessions or permits (collectively, "Permits") of and from, and has made all declarations and filings with, all federal, provincial, state, local or other Regulatory Authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease license and use its properties and assets and to conduct the business as described in the Registration Statement and the Prospectus, except where the failure to possess such Permits or to make such declarations or filings would not have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation, modification or any other material impairment of any Permit.

     (w) The Company is not, and after giving effect to the offering and sale of the Securities will not be, an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended (the "Investment Company Act").

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     (x) There are no contracts, agreements or understandings between the
Company and any person granting such person the right to require the Company to include any securities of the Company with the Securities registered pursuant to the Registration Statement or, except as described in the Prospectus and Registration Statement, to file a registration statement under the Securities Act with respect to any securities of the Company, in each case, other than such rights as have been waived.

     (y) The statements set forth in the Prospectus Supplement under the caption "Description of the PEPS Units," "Description of the Purchase Contracts," "Description of the Notes," "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement," "Taxation of Teekay," and "Tax Consequences" and the statements set forth in the Base Prospectus under the captions "Securities We May Issue," "Description of Capital Stock," "Description of Warrants," "Description of Stock Purchase Contracts and Stock Purchase Units," and "Description of Debt Securities," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

     (z) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the Registration Statement or Prospectus, or to the knowledge of the Company, is imminent.

     (aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility, participate in insurance clubs, self-insure or have similar coverage against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

     (bb) Except as otherwise described in the Prospectus and Registration Statement, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

     (cc) Except as otherwise described in the Registration Statement and Prospectus, in the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

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     (dd) Except as otherwise described in the Prospectus, each of the Company and its subsidiaries has filed all income or other tax returns that are required to have been filed in its relevant jurisdictions, except insofar as the failure to file such returns would not have a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided.

     (ee) There is no tax, levy, impost, deduction, charge or withholding imposed by the Republic of The Marshall Islands, Republic of Liberia, Bermuda, Norway or any political subdivision or taxing authority thereof either (i) on or by virtue of the execution, delivery or performance of this Agreement, the Indenture, the PEPS Agreements, the Remarketing Agreement or any other document to be furnished hereunder, or (ii) on any payment to be made by the Company pursuant to this Agreement, the Indenture, the PEPS Agreements, the Remarketing Agreement or the Securities, except for any tax, levy, impost, deduction, charge or withholding imposed on payments made to holders of Securities who reside in, maintain an office in or engage in business in the Republic of The Marshall Islands, Republic of Liberia, Bermuda or Norway.

     (ff) Each of the Company, Teekay Chartering Limited ("Teekay Chartering"), Bona Shipholding Ltd. ("Bona") and UNS, is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to each of the Company, Teekay Chartering, Bona or UNS on a particular date (i) the fair market value of the assets of the Company, Teekay Chartering, Bona or UNS, as the case may be, is greater than the total amount of liabilities (including contingent liabilities) of the Company, Teekay Chartering, Bona or UNS, as the case may be, (ii) the present fair saleable value of the assets of the Company, Teekay Chartering, Bona or UNS, as the case may be, is greater than the amount that will be required to pay the probable liabilities of the Company, Teekay Chartering, Bona or UNS, as the case may be, on its debts as they become absolute and matured, (iii) the Company, Teekay Chartering, Bona or UNS, as the case may be, is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) the Company, Teekay Chartering, Bona or UNS, as the case may be, does not have an unreasonably small capital.

     (gg) The Company maintains, and each of the subsidiaries maintain, a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and with statutory accounting principles, as the case may be, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (hh) None of the Company nor any of its subsidiaries or any employee or agent thereof has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

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     (ii) The statements made in the Prospectus under the caption "Service of
Process and Enforcement of Liabilities", insofar as they purport to constitute a summary of the provisions of the laws therein, are accurate, complete and fair, in all material respects.

     (jj) The Company is subject to Section 13 or 15(d) of the Exchange Act.

     (kk) The Company is not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and is not likely to become a PFIC.

     (ll) Neither the sale of the Securities by the Company hereunder nor the use of the proceeds thereof will cause any U.S. person participating in the offering, either as underwriter and/or purchasers of the Securities, to violate the Trading With the Enemy Act, as amended, the International Emergency Economics Powers Act, as amended or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the "Sanctions Laws and Regulations") or any enabling legislation or executive order relating thereto.

     (mm) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

     (nn) The documents incorporated by reference in the Registration Statement and Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading when they were filed with the Commission; and any further documents so incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (oo) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System.

2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that, to its knowledge:

     (a) Navion ASA, a wholly-owned subsidiary of Statoil ASA ("Navion"), has been duly organized and is validly existing as a corporation under the laws of the Kingdom of Norway, with corporate power and authority to own, its properties and to conduct its business and has been duly qualified to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, after giving effect to the acquisition by the Company of such assets of Navion that is contemplated in the Share Sale and Purchase Agreement by and among Statoil ASA and Statpet AS and Norsk Teekay AS, dated December 15, 2002, on the general affairs, management, the current or future consolidated financial position, business prospects, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect After Navion").

     (b) Each subsidiary of Navion listed on Schedule IX(a) attached hereto (that purports to identify each subsidiary of Navion that constitutes a "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X) (collectively, the "Significant Navion Subsidiaries") has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect After Navion.

     (c) None of Navion nor any of the Significant Navion Subsidiaries is in violation of its articles of incorporation or by-laws, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Navion or any of the Significant Navion Subsidiaries is a party or by which it is bound.

     (d) Navion and each of the Significant Navion Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all properties and assets owned by them, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Navion and the Significant Navion Subsidiaries.

     (e) There are no legal or governmental proceedings pending to which Navion or any Significant Navion Subsidiaries is a party or to which its properties is subject which, if determined adversely to Navion or any Significant Navion Subsidiaries, would individually or in the aggregate, have a Material Adverse Effect After Navion; and no such proceedings are threatened or contemplated by Regulatory Authorities or threatened by others.

     (f) Each of Navion and the Significant Navion Subsidiaries has all necessary Permits of and from, and has made all declarations and filings with, all federal, provincial, state, local or other Regulatory Authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease license and use its properties and assets and to conduct the business, except where the failure to possess such Permits or to make such declarations or filings would not have a Material Adverse Effect After Navion; and neither Navion nor any Significant Navion Subsidiaries has received any notice of proceedings relating to revocation, modification or any other material impairment of any Permit.

     (g) Navion and the Significant Navion Subsidiaries (i) are in compliance with any and all Environmental Laws, (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect After Navion.

     (h) The Company believes that, in the ordinary course of its business, Navion conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of Navion and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). The Company believes that, on the basis of such review, Navion has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect After Navion.

     (i) No material labor dispute with the employees of Navion or any of the Significant Navion Subsidiaries exists or, to the best of the Company's knowledge, is imminent.

     (j) Navion and each of the Significant Navion Subsidiaries are insured by insurers of recognized financial responsibility, participate in insurance clubs, self-insure or have similar coverage against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged.

3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby agrees, severally and not jointly, to purchase from the Company at $25.00 per Firm Security (the "Purchase Price") the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 750,000 Option Securities at the Purchase Price, plus accrued dividends, if any, to the Option Closing Date (as defined below). If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Option Securities to be purchased by the Underwriters and the date on which such Option Securities are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Option Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Option Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional units as you may determine) that bears the same proportion to the total number of Option Securities to be purchased as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus Supplement (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities, Purchase Contracts or Common Shares or any securities convertible into or exercisable or exchangeable for any Securities, Purchase Contracts or Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, Purchase Contracts or Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Securities to the Underwriters hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, or (c) the sale or issuance by the Company of shares of Common Stock pursuant to employee benefit, option or stock repurchase plans in existence as of the date hereof.

4. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at $25.00 per PEPS Unit (the "Public Offering Price"), and to certain dealers selected by you at a price that represents a concession not in excess of $[__] per PEPS Unit under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Securities to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery to you for the respective accounts of the several Underwriters of the certificates for the Firm Securities at the offices of Shearman & Sterling, 1080 Marsh Road, Menlo Park, California, 94025-1022, at 9:00 a.m., New York City time, on February [__], 2003, or at such other time on the same or such other date, not later than five business days after the date of this Agreement as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for the Option Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery to Underwriters of the certificates for the Option Securities purchased by the Underwriters on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than 10 business days after the expiration of the Underwriters' option to purchase Option Securities as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

     The certificates, if any, for the Securities purchased by the Underwriters shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates, if any, evidencing the Firm Securities or Option Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Firm Securities or Option Securities to the Underwriters duly paid, against payment of the Purchase Price with respect to such Securities.

6. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject, in the discretion of the Underwriters, to the condition that all representations and warranties and other statements of the Company in this Agreement are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and to the following conditions:

     (a) The Prospectus as amended or supplemented in relation to the Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(a) hereof; no stop order suspending the effectiveness of the Registration Statement shall have been instituted or shall be pending or, to the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

     (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

         (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

         (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

     (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(b)(i) above and to the effect that (A) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the

Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date; and (B) there shall not have occurred any change, or any development involving a prospective change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

     (d) The Underwriters shall have received on the Closing Date an opinion of Watson, Farley & Williams, counsel for the Company, dated the Closing Date and addressed to you in form and substance satisfactory to counsel for the Underwriters, to the effect that:

         (i)     The Company was duly incorporated in the Republic of Liberia.

         (ii) The Company is validly existing as a corporation in good standing under the law of the Republic of The Marshall Islands, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and Prospectus.

         (iii) The Underwriting Agreement has been duly authorized, executed and delivered on behalf of the Company.

         (iv) The Indenture has been duly authorized, executed and delivered on behalf of the Company.

         (v) Each of the PEPS Agreements has been duly authorized, executed and delivered on behalf of the Company.

         (vi) The Remarketing Agreement has been duly authorized, executed and delivered on behalf of the Company.

         (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

         (viii) Each of the subsidiaries of the Company listed on Schedules IV(a) and VI(a) hereto has been duly formed or incorporated, is validly existing as a corporation or a limited liability company in good standing under the laws of the Republic of The Marshall Islands or Republic of Liberia, as the case may be, and has the limited liability company or corporate power and authority to own its property and to conduct its business as described in the Registration Statement and Prospectus.

         (ix) All of the issued shares of capital stock or membership interests, as the case may be, of each subsidiary listed on Schedule IV(a) have been duly authorized and validly issued and, assuming issuance against payment therefor, are fully paid and non-assessable. To such counsel's knowledge, all of the shares of capital stock or membership interests, as the case may be, of each subsidiary listed on Schedules IV(a) and VI(a) are owned, directly or indirectly, by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind except as set forth in Schedule III. To such counsel's knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or membership interests of any subsidiary listed on Schedules IV(a) and VI(a).

         (x) The Securities have been duly authorized, executed and delivered on behalf of the Company.

         (xi) The Notes have been duly authorized, executed and delivered on behalf of the Company.

         (xii) The shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued, fully paid and non-assessable.

         (xiii) The statements in the Registration Statement and Prospectus under the captions "Taxation of Teekay - Marshall Islands Taxation" and "Regulation" and in the Company's Form 20-F for the year ended December 31, 2001 ("20-F") under the captions "Item 4 - Environmental Regulation - International Maritime Organization," "Item 4 - Environmental Regulation - The United States Oil Pollution Act of 1990," "Item 4 - Environmental Regulation - Other Environmental Initiatives," and "Item 10 - Taxation," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

         (xiv) Although such counsel assumes no responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus under the caption "Regulation," and in the 20-F under the captions "Item 4 - Environmental Regulation - International Maritime Organization," "Item 4 - Environmental Regulation - The United States Oil Pollution Act of 1990," and "Item 4 - Environmental Regulation - Other Environmental Initiatives," on the basis of the procedures undertaken by counsel (and relying as to materiality to the extent such counsel deems appropriate upon the opinions of officers and other representatives of the Company), no facts have come to the attention of counsel that cause it to believe that the statements contained in the Registration Statement and Prospectus under the caption "Regulation" and in the 20-F under the captions "Item 4 - Environmental Regulation - International Maritime Organization," "Item 4 - Environmental Regulation - The United States Oil Pollution Act of 1990," and "Item 4 - Environmental Regulation - Other Environmental Initiatives," and any further amendments or supplements thereto and made by the Company prior to the Closing Date contained as of its date or contains as of the Closing Date an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (xv) The choice of New York law to govern the Underwriting Agreement constitutes a valid choice of law insofar as the laws of The Republic of the Marshall

     Islands are concerned. The submission by the Company to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York (a "New York Court") is a valid submission insofar as the laws of The Republic of the Marshall Islands are concerned, provided that Watson, Farley & Williams has accepted its appointment by the Company as its agent to accept service of process in the United States of America under this Agreement.

         (xvi) A judgment granted by a foreign court against the Company may be enforced in The Republic of the Marshall Islands without a retrial on the merits of the matter provided that: (A) the judgment is for a specific, ascertained sum of money and is final in the jurisdiction granting the judgment; (B) the court granting the judgment had jurisdiction under the laws of the place where the court is seated; (C) the judgment does not offend the principles of the Republic of the Marshall Islands as to due process, natural justice or public policy; (D) the judgment was not obtained by fraud; (E) the judgment does not conflict with another final and conclusive judgment; (F) the defendant was actually present in person or by a duly appointed representative and (G) the judgment does not in effect constitute a default judgment.

     (e) The Underwriters shall have received on the Closing Date an opinion of Graham, Thompson & Co., special Bahamian counsel for the Company, dated the Closing Date and addressed to you in form and substance satisfactory to counsel for the Underwriters, to the effect that:

         (i) Each of the subsidiaries of the Company listed on Schedule V(a) thereto, has been duly organized, is validly existing as a corporation in good standing under the laws of Commonwealth of The Bahamas and has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to transact business.

         (ii) All of the issued shares of capital stock of each subsidiary listed on Schedule V(a) have been duly authorized and validly issued and, assuming issuance against payment therefor, are fully paid and non-assessable. To such counsel's knowledge, all of the shares of capital stock of each subsidiary listed on Schedule V(a) are owned, directly or indirectly, by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind. To such counsel's knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any subsidiary listed on Schedule V(a).

         (iii) The statements in the Prospectus under the caption "Taxation of Teekay - Bahamian Taxation," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

     (f) The Underwriters shall have received on the Closing Date an opinion of Seward & Kissel LLP, special counsel for the Company, dated the Closing Date and addressed to you in form and substance satisfactory to counsel for the Underwriters, to the effect that the statements in the Prospectus under the caption "Taxation of Teekay - United States Taxation," "- Taxation of Our Shipping Income: In General," "- Application of Code Section 883," and "- Taxation in Absence of Internal Revenue Code Section 883 Exemption" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

     (g) The Underwriters shall have received on the Closing Date an opinion of Thommessen Krefting Greve Lund AS Advokatfirma, special Norwegian counsel for the Company, dated the Closing Date and addressed to you in form and substance satisfactory to counsel for the Underwriters, to the effect that:

         (i) Each of the corporations of the Company listed on Schedule VII(a) thereto has been duly incorporated. Each of the partnerships of the Company listed on Schedule VII(a) thereto has been duly established. Each of the subsidiaries listed on Schedule VII(a) is validly existing under the laws of the Kingdom of Norway and has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to transact business.

         (ii) All of the issued shares of each corporation listed on Schedule VII(a) or interest in each partnership listed on Schedule VII(a) have been duly authorized and validly issued and the shares, assuming issuance against payment therefor, are fully paid and non-assessable. To such counsel's knowledge, all of the shares of capital stock of each subsidiary listed on Schedule VII(a) are owned, directly or indirectly, by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind. To such counsel's knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any corporations listed on Schedule VII(a) nor any such corresponding rights to any partnership interest in any of the partnerships listed on Schedule VII(a).

         (iii) The statements in the Registration Statement and Prospectus under the captions "Taxation of Teekay - Norwegian Taxation" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

         (iv) Each of Navion and the Significant Navion Subsidiaries has been duly incorporated under the laws of the Kingdom of Norway. Each of Navion and the Significant Navion Subsidiaries is validly existing under the laws of the Kingdom of Norway and has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business in Norway.

         (v) All of the issued shares of capital stock of each Significant Navion Subsidiary have been duly authorized and validly issued and, assuming issuance against payment therefor, are fully paid and non-assessable.

     (h) The Underwriters shall have received on the Closing Date an opinion of Perkins Coie LLP, counsel for the Company, dated the Closing Date and addressed to you in form and substance satisfactory to counsel for the Underwriters, to the effect that:

         (i) The Securities, the Indenture, the Underwriting Agreement, the PEPS Agreements, the Remarketing Agreement and the Notes conform in all material respects to the descriptions thereof in the Prospectus.

         (ii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture, the PEPS Agreements, the Remarketing Agreement, the Securities and the Notes (i) will not contravene any provision of the laws of the United States or New York or, to such counsel's knowledge, any agreement listed as an exhibit to the Company's most recent Form 20-F filed with the Commission and any additional documents filed under the Exchange Act since the date of such filing or, to such counsel's knowledge, any judgment or decree of any governmental body, agency or court of the United States or any state thereof having jurisdiction over the Company or any subsidiary that has been disclosed in the Company's most recent Form 20-F filed with the Commission and any additional documents filed under the Exchange Act since the date of such filing and (ii) to such counsel's knowledge, will not result in any violation of the provisions of the articles of incorporation and by-laws of the Company and will not result in or require the creation or imposition of any lien, charge, or other encumbrance upon or with respect to any of the properties of the Company or any of its subsidiaries, except pursuant to the terms of the Indenture; and no consent, approval, authorization or order of or qualification with any Regulatory Authority of the United States or New York is required for the issue and sale of the Securities or the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the PEPS Agreements, the Remarketing Agreement, the Securities or the Notes in connection with the offer and sale of the Securities by the Underwriters except as may be required by the federal securities or blue sky laws of the various states in the United States.

         (iii) The statements in the Prospectus Supplement under the captions "Description of the PEPS Units," "Description of Certain Debt" and "Tax Consequences - Material United States Federal Income Tax Consequences" and the statements set forth in the Base Prospectus under the captions "Securities We May Issue," "Description of Capital Stock," "Description of Stock Purchase Contracts and Stock Purchase Units," and "Description of Debt Securities," in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects.

         (iv) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act, nor a "Passive Foreign Investment Company" within the meaning of Section 1297 of the United States Internal Revenue Code of 1986.

         (v) Assuming the due authorization, execution, issuance and delivery of the Securities by the Company and the due authentication of the Securities pursuant to the

     Purchase Contract Agreement and the Indenture, the Securities constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture on the part of the Notes and the Purchase Contract Agreement on the part of the Purchase Contracts, enforceable against the Company in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other laws of general applicability from time to time in effect relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or at law); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), the Bankruptcy Code (11 U.S.C.ss.ss.101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.06(a) of the Purchase Contract Agreement or Section 5.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes or (2) the Treasury Securities (as defined in the Purchase Contract Agreement), as applicable, and the transfer of such Notes and Treasury Securities to the Purchase Contract Agent, for the benefit of the Holders of the Securities; provided further, however, that no opinion is expressed as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company.

         (vi) Assuming the due authorization, execution and delivery of the Notes by the Company and the due authorization of the Notes by the Trustee, the Notes constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other laws of general applicability from time to time in effect relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).

         (vii) The Indenture has been duly qualified under the Trust Indenture Act; assuming the due authorization, execution and delivery of the Indenture by the Company and the due authentication, execution and delivery of the Indenture by the Trustee, the Indenture constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other laws of general applicability from time to time in effect relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).

         (viii) Assuming the due authorization, execution and delivery of each of the PEPS Agreements and the Remarketing Agreement by the Company, each of the PEPS Agreements and the Remarketing Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other laws of general applicability from time to time in effect relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), the Bankruptcy Code (11 U.S.C.ss.ss.101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.06(a) of the Purchase Contract Agreement or Section 5.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes or (2) the Treasury Securities (as defined in the Purchase Contract Agreement), as applicable, and the transfer of such Notes and Treasury Securities to the Purchase Contract Agent, for the benefit of the Holders of the Securities; provided further, however, that no opinion is expressed as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company.

         (ix) To such counsel's knowledge and other than as set forth in the Registration Statement and Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect.

         (x) The Registration Statement and the Prospectus (other than the financial statements and supporting schedules and other financial data therein, as to which such counsel need express no belief) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and the Trust Indenture Act.

         (xi) The documents incorporated by reference in the Prospectus and Registration Statement (other than the financial statements and supporting schedules and other financial data therein, as to which such counsel need express no belief), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that although such counsel is not passing upon such statements and assumes no responsibility for and has made no independent check or investigation to verify the factual accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the procedures undertaken by counsel (and relying as to materiality to the extent such counsel deems appropriate upon the opinions of officers and other representatives of the Company), no facts have come to the attention of counsel that cause it to believe that the Registration Statement and Prospectus and any further amendments or supplements thereto made by the Company prior to the Closing Date contained as of its date or as of the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and supporting schedules and other financial data therein, as to which such counsel need express no belief).

     (i) The Underwriters shall have received on the Closing Date, an opinion of Appleby Spurling & Kempe, special Bermudian counsel for the Company, dated the Closing Date and addressed to you, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

         (i) Each of the subsidiaries of the Company listed on Schedule VIII(a) thereto has been duly incorporated, is validly existing as a corporation in good standing under the laws of Bermuda and has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to transact business.

         (ii) All of the issued shares of capital stock of each subsidiary listed on Schedule VIII(a) have been duly authorized and validly issued and, assuming issuance against payment therefor, are fully paid and non-assessable. To such counsel's knowledge, all of the shares of capital stock of each subsidiary listed on Schedule VIII(a) are owned, directly or indirectly, by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind. To such counsel's knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any subsidiary listed on Schedule VIII(a), including Bona.

         (iii) The statements in the Prospectus under the captions "Taxation of Teekay - Bermudian Taxation" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

         (iv) Each of the subsidiaries listed on Schedule VIII(a) has been designated as non-resident for the purposes of the Exchange Control Act, 1972 and regulations made thereunder.

         (v) Each of the subsidiaries listed on Schedule VIII(a) has received an assurance from the Ministry of Finance granting an exemption, until 28 March 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Bermuda Subsidiary. Each of the subsidiaries listed on Schedule VIII(a) is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make to a third party.

         (vi) There are no Bermuda taxes on profits, income or dividends, nor is there any capital gains tax, estate duty or death duty applicable to the Company, each of the subsidiaries listed on Schedule VIII(a) or any other subsidiary of the Company.

         (vii) No litigation, arbitration or administrative or other proceeding of or before any arbitrator or governmental authority of Bermuda is pending against any of the subsidiaries listed on Schedule VIII(a), or affecting any of its properties, rights, revenues or assets; and

         (viii) No notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given and no petition to wind up any of the subsidiaries listed on Schedule VIII(a) or application to reorganize its affairs pursuant to a Scheme of Arrangement or application for the appointment or a receiver has been filed with the Supreme Court.

     The opinion of Watson, Farley & Williams described in subsection (d) of this Section, the opinion of Graham, Thompson & Co. described in subsection (e) of this Section, the opinion of Seward & Kissell, LLP described in subsection
(f) of this Section, the opinion of Thommessen Krefting Greve Lund AS Advokatfirma described in subsection (g) of this Section, the opinion of Perkins Coie LLP described in subsection (h) of this Section and the opinion of Appleby Spurling & Kempe described in subsection (i) of this Section shall each be rendered to you at the request of the Company and shall so state therein.

     (j) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date in form and substance satisfactory to the Underwriters.

     (k) The Underwriters shall have received on the Closing Date an opinion of Seward & Kissel LLP, counsel to The Bank of New York, as Purchase Contract Agent, dated the Closing Date, and addressed to you in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

         (i) The Purchase Contract Agent is a banking corporation validly existing under the laws of the State of New York.

         (ii) The Purchase Contract Agent has the requisite power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement and the Pledge Agreement.

         (iii) The execution, delivery and performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent, and the Purchase Contract Agreement and the Pledge Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the valid and binding agreements of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (iv) The execution, delivery and performance of the Purchase Contract Agreement and the Pledge Agreement by the Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent.

         (v) No consent, approval or authorization of, or registration with or notice to, any state or federal governmental authority or agency governing the corporate trust powers of the Purchase Contract Agent is required for the execution, delivery or performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement.

     (l) The Underwriters shall have received, on each of the date hereof and on the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche, independent chartered accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statement and certain financial information of Ugland Nordic Shipping ASA.

     (m) The Underwriters shall have received, on each of the date hereof and on the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young, independent chartered accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statement and certain financial information contained in the Registration Statement and the Prospectus.

     (n) The Securities shall have been approved for listing, subject only to official notice of issuance, on the New York Stock Exchange.

     (o) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain executive officers, directors of the Company and Resolute Investments Inc. relating to sales and certain other dispositions of shares of Securities, Purchase Contracts, Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     (p) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

     The several obligations of the Underwriters to purchase Option Securities hereunder are subject to the delivery to the Underwriters on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Securities and other matters related to the issuance of the Option Securities.

7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

     (a) To furnish to you, without charge, copies of the Registration Statement as originally filed with the Commission and of each amendment thereto (including financial statements, all exhibits thereto and documents incorporated therein by reference and exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference) and to furnish to you in New York City and to each Underwriter and dealer, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and from time to time as expeditiously as possible during the period mentioned in Section 7(c) below, as many copies of the Prospectus, any documents incorporated therein by reference and exhibits thereto, and any supplements and amendments thereto or to the Registration Statement as originally filed and of each amendment thereto, as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the several Underwriters and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

     (b) (i) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule, and (ii) during the period mentioned in
Section 6(c) below not to file any information, documents or reports pursuant to the Exchange Act that upon filing becomes a document incorporated by reference in the Registration Statement, without delivering a copy of such information, documents or reports to you prior to or concurrently with such filing.

     (c) If, during such period after execution and delivery of this Agreement as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes a document incorporated therein by reference) to comply with applicable law, forthwith to prepare and, subject to the provisions of Section 6(b) above, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (d) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

     (e) Not to be or become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

     (f) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds".

     (g) The Company will not take, and will cause each subsidiary not to take, directly or indirectly, any action that will result in a violation by any U.S. person participating in the offering of the Sanctions Laws and Regulations with respect to the sale of the Securities hereunder. Further, the Company will not use, and will cause each subsidiary not to use, the proceeds from the sale of the Securities, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Securities to be in violation of the Sanctions Laws and Regulations or any agent or "Specially Designated National" of any country the subject of the Sanctions Laws and Regulations, or any person or entity of any country the subject of the Sanctions Laws and Regulations.

     (h) To make generally available to its securityholders as soon as practicable, but in any event not later than fifteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158).

     (i) To endeavor to list any Common Shares underlying the Securities on the New York Stock Exchange.

     (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company (including local and special counsel) and accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing or reproduction costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, (ii) the costs of producing this Agreement, the Indenture, the PEPS Agreements, the Remarketing Agreement and any Blue Sky memorandum and legal investment surveys, closing documents and any other documents in connection with the offer, purchase, sale and delivery of the Securities, (iii) all expenses in connection with the qualification of the Securities for the offering and sale under state securities laws and all as provided in Section 7(d) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection with the Blue Sky memoranda and legal investment surveys and such qualification, (iv) any filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (v) any fees charged by rating agencies for the rating of the Securities, (vi) all costs and expenses incident to the listing of the Securities and the Common Shares underlying the Securities on any national securities exchange, (vii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to the listing the Securities on the New York Stock Exchange, (viii) the cost of producing certificates representing the Securities, (ix) the fees and expenses of the Trustee, Purchase Contract Agent, Collateral Agent and any transfer agent, registrar or depositary and the fees and disbursements of counsel for the Trustee, Purchase Contract Agent and Collateral Agent in connection with the Securities, (x) all taxes arising as a result of the issuance, sale and delivery of the Securities by the Underwriters in the manner contemplated by this Agreement, including in any case, any Marshall Islands income, capital gains, withholding, transfer or other tax asserted against the Underwriters by reason of the purchase and sale of the Securities pursuant to this Agreement, (xi) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 and the last paragraph of Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

     8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to any indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as the result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities or declaration of war or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other such event specified in clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate number of Option Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Option Securities to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Option Securities or (ii) purchase not less than the number of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform their obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13. Judicial Proceedings. (a) The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by the Underwriters or by any person who controls the Underwriters arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Watson, Farley & Williams, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by the Underwriters or by any person who controls the Underwriters, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

     (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the business day proceeding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

14. Notice. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be delivered or sent by mail, telex or facsimile (i) if to the Company, at the address of the Company set forth in the Prospectus; or (ii) if to you, care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Manager, Corporate Finance Division.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                       Very truly yours,

                                       TEEKAY SHIPPING CORPORATION

                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


Accepted as of the date hereof.

MORGAN STANLEY & CO. INCORPORATED

By:
   ----------------------------------------
   Name:
   Title:


SALOMON SMITH BARNEY INC.

By:
   ----------------------------------------
   Name:
   Title:

                                   SCHEDULE I

                                                                Number of
                                                             Firm Securities
                        Underwriter                          To Be Purchased
                        ----------                           ---------------
Morgan Stanley & Co. Incorporated......................
Salomon Smith Barney Inc...............................
                           Total                                5,000,000




                                     Sch. I

                                   SCHEDULE II

Title of Securities:

Registration Statement:  Registration Statement No. 333-102594

Number of Firm Securities: 5,000,000 PEPS(SM) Units

Number of Option Securities: 750,000 PEPS(SM) Units

Price to Public: $25.00 per Security

Purchase Price by Underwriters: $[    ] per Security

Interest Rate on Notes: [   ]%

Specified funds for payment of purchase price: Federal (same day) funds

Reference Price: $[    ]

Threshold Appreciation Price: $[    ]

Closing Price of Teekay Shipping Corporation Common Stock on
February 10, 2003:  $38.52

Payment Dates: February 16, May 16, August 16, and November 16, commencing May 16, 2003

Purchase Contract Settlement Date: February 16, 2006

Maturity of Note: May 18, 2006

Stock Exchange Listing:  New York Stock Exchange

Closing Date: February 18, 2003

Closing Location: Menlo Park, California

Names and addresses of Underwriters:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York 10036

         Salomon Smith Barney Inc.
         388 Greenwich Street
         24th Floor
         New York, New York  10013


                                    Sch. II

                                  SCHEDULE III

              Encumbrances on shares of the Company's Subsidiaries

          1. Shares of the following of the Company's subsidiaries are encumbered pursuant to the Pledge Agreement and Irrevocable Proxy dated January 29, 1996, relating to Teekay Shipping Corporation's $225 Million 8.32% First Preferred Ship Mortgage Notes Due 2008.

         Poul Spirit LLC
         Torben Spirit LLC
         Senang Spirit LLC
         Mayon Spirit LLC
         Leyte Spirit LLC
         Luzon Spirit LLC
         Samar Spirit LLC

          2. Shares of the following of the Company's subsidiaries are encumbered pursuant to the Amended and Restated Reimbursement Agreement, dated April 16, 1998, between Barrington (Australia) Pty Limited, Palmerston (Australia) Pty Limited, VSSI Australia Limited, VSSI Transport Inc., Alliance Chartering Pty Limited and Nedship Bank (America) N. V.

         Dampier Spirit LLC
         Avalon Spirit LLC

          3. Shares of the following of the Company's subsidiaries are encumbered pursuant to the Agreement for a U.S. $200,000,000 Reducing Revolving Credit Facility, dated January 26, 1998, to be made available to certain wholly-owned subsidiaries of Teekay Shipping Corporation, by Den Norske Bank ASA, Nordea Bank, and The Bank of Nova Scotia.

         Musashi Spirit LLC
         Onozo Spirit LLC
         Palmstar Cherry LLC
         Palmstar Lotus LLC
         Palmstar Poppy LLC
         Teekay Spirit LLC
         Vancouver Spirit LLC
         Victoria Spirit LLC



                                    Sch. III

                                 SCHEDULE IV(a)

  Company Subsidiaries Incorporated in the Republic of Liberia With Operations

Teekay Norge Limited

                                 SCHEDULE IV(b)

 Company Subsidiaries Incorporated in the Republic of Liberia Without Operations

Willow Ltd.
Cranberry Corporation
Jasmin Holdings Ltd.


                                    Sch. IV

                                  SCHEDULE V(a)

        Company Subsidiaries Incorporated in The Bahamas With Operations

         Teekay Shipping Limited

                                  SCHEDULE V(b)

       Company Subsidiaries Incorporated in The Bahamas Without Operations

         Seagull International Ltd.


                                     Sch. V

                                 SCHEDULE VI(a)

 Company Subsidiaries Incorporated in The Republic of The Marshall Islands With
                                   Operations

Alliance Spirit LLC                           Palmstar Orchid LLC
Avalon Spirit LLC                             Palmstar Poppy LLC
Bahamas Spirit LLC                            Palmstar Rose LLC
Cook Spirit LLC                               Palmstar Thistle LLC
Cork Spirit LLC                               PetroAtlantic LLC
Dampier Spirit LLC                            PetroNordic LLC
Donegal Spirit LLC                            Poul Spirit LLC
DSME Hull No. 5248 LLC                        Samar Spirit LLC
DSME Hull No. 5249 LLC                        Sebarok Spirit LLC
Galway Spirit LLC                             Seletar Spirit LLC
Great West Hull No. 1465 LLC                  Semakau Spirit LLC
Great West Hull No. 1466 LLC                  Senang Spirit LLC
Hamane Spirit LLC                             Sentosa Spirit LLC
Kanata Spirit LLC                             Seraya Spirit LLC
Kareela Spirit LLC                            Shannon Spirit LLC
Koyagi Spirit LLC                             Shilla Spirit LLC
Kyushu Spirit LLC                             Singapore Spirit LLC
Leyte Spirit LLC                              Sudong Spirit LLC
Limerick Spirit LLC                           Teekay Spirit LLC
Luzon Spirit LLC                              Teekay Chartering Limited
Magellan Spirit LLC                           Teekay Lightering Services LLC
Mayon Spirit LLC                              Teekay Nordic Holdings Inc.
Mushashi Spirit LLC                           Torben Spirit LLC
Namsan Spirit LLC                             Torres Spirit LLC
Nordic NB LLC                                 Ulsan Spirit LLC
Norsk Teekay Holdings Ltd.                    Vancouver Spirit LLC
Onozo Spirit LLC                              Victoria Spirit LLC
Pacific Spirit LLC
Palmstar Cherry LLC
Palmstar Lotus LLC


                                 SCHEDULE VI(b)

    Company Subsidiaries Incorporated in The Republic of The Marshall Islands
                               Without Operations


                                    Sch. VI

                                 SCHEDULE VII(a)

           Company Subsidiaries Incorporated in Norway With Operations

Ugland Nordic Shipping AS                     KS Nordic Laurita
Ugland Nordic Investment AS                   KS Bona Fortuna
Teekay Shipping (Norway) AS                   KS Bona Freighter
Norsk Teekay AS                               KS Nordic Akarita
Nordic Akarita AS                             KS Nordic Apollo
Nordic Apollo AS
Nordic Laurita AS
Nordic Sarita Investment AS


                                 SCHEDULE VII(b)

         Company Subsidiaries Incorporated in Norway Without Operations





                                    Sch. VII

                                SCHEDULE VIII(a)

          Company Subsidiaries Incorporated in Bermuda With Operations

Bona Shipholding Ltd.
Teekay Shipping Limited
Bona Shipping India Ltd.
Bona Freighter & Fortuna Ltd.

                                SCHEDULE VIII(b)

         Company Subsidiaries Incorporated in Bermuda Without Operations





                                   Sch. VIII

                                 SCHEDULE IX(a)

                         Significant Navion Subsidiaries

Navion Offshore Loading AS
Navion Shipping Holding AS
Navion Shipping Operations AS





                                    Sch. IX

                                    Exhibit A

                        [Form of PEPS Lock-Up Agreement]

                                February __, 2003

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Salomon Smith Barney Inc.
388 Greenwich Street
24th Floor
New York, New York 10013

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Salomon Smith Barney Inc. (collectively with Morgan Stanley, the "Underwriters") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Teekay Shipping Corporation, a Republic of The Marshall Islands corporation (the "Company"), providing for the public offering (the "Public Offering") by the Underwriters Premium Equity Participating Security Units - PEPS (each a "Security" and collectively, the "Securities") which require any holder of a Security to, among other things, purchase from the Company, on a future date, shares of the Company's Common Stock, par value $0.0001 per share (the "Common Stock").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the "Prospectus Supplement"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities, Purchase Contracts or shares of Common Stock or any securities convertible into or exercisable or exchangeable for any Securities, Purchase Contracts or shares of Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, Purchase Contracts or shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, Purchase Contracts or Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Securities to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Securities, Purchase Contracts or Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, or (c) dispositions of shares of Common Stock by gift to the undersigned's immediate family members, to trusts established for the benefit of the undersigned's immediate family members or to charitable organizations; provided that any such person, trust or charitable organization agrees as a condition to receiving such gifts to be bound by the terms of the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of any Securities, Purchase Contracts or shares of Common Stock or any security convertible into or exercisable or exchangeable for Securities, Purchase Contracts or Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's share of Securities, Purchase Contracts or Common Stock except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

         This Lock-up Agreement will terminate and shall be of no further effect in the event that either the Underwriting Agreement is terminated or the sale of the Securities in the Public Offering has not occurred on or before February 28, 2003.

                                       Very truly yours,

                                       ----------------------------------------
                                       (Name)


                                       ----------------------------------------
                                       (Address)